EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Applied Energetics, Inc.
Tucson, Arizona

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-82758, 33-89800, 33-94924, 333-21667, 333-130012 and 333-137324) and Form S-8 (Nos. 33-52020, 33-71978, 333-44459, 333-41332, 333-113656, 333-127661, and 333-146766) of our report dated March 15, 2010, relating to the consolidated financial statements of Applied Energetics, Inc. which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Phoenix, Arizona
March 15, 2010